Exhibit 99.1

Professional Diversity Network, Inc. Announces Pricing of Approximately 1,670,000 shares of Common Stock

CHICAGO, April 16, 2015 (GLOBE NEWSWIRE) -- Professional Diversity Network, Inc. (NASDAQ:IPDN), (“PDN”) a developer and operator of online networks that provide access to employment opportunities for diverse professionals in the United States, announced the pricing of a underwritten public offering of 1,670,000 shares of its common stock at a price to the public of $3.00 per share. The gross proceeds to Professional Diversity Network from this offering are expected to be approximately $5,000,000, before deducting underwriting discounts and commissions and other offering expenses payable by Professional Diversity Network. PDN has granted the representative of the underwriters a 45-day option to purchase up to an additional 250,500 shares of common stock to cover over-allotments, if any. The offering is expected to close on April 22, 2015, subject to customary closing conditions.

Aegis Capital Corp. is acting as sole book-running manager for the offering.

Merriman Capital, Inc. is acting as co-manager of the offering.

This offering is being made pursuant to an effective shelf registration statement (No. 333-201341) previously filed with the U.S. Securities and Exchange Commission (the “SEC”). A prospectus supplement and accompanying prospectus describing the terms of the proposed offering will be filed with the SEC and will be available on the SEC’s website located at http://www.sec.gov.  Before investing in this offering, interested parties should read in their entirety the prospectus supplement and the accompanying prospectus and the other documents that PDN has filed with the SEC that are incorporated by reference in such prospectus supplement and the accompanying prospectus, which provide more information about PDN and such offering.

This press release does not constitute an offer to sell or a solicitation of an offer to buy nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction. Any offer, if at all, will be made only by means of a prospectus supplement and accompanying prospectus forming a part of the effective registration statement. Copies of the preliminary prospectus supplement and accompanying prospectus relating to this offering may be obtained, when available, from Aegis Capital Corp., Prospectus Department, 810 Seventh Avenue, 18th Floor, New York, NY, 10019, telephone: 212-813-1010 or email: prospectus@aegiscap.com.

About Professional Diversity Network (PDN)
Professional Diversity Network (PDN) is an Internet software and services company that develops and operates online professional networking communities dedicated to serving diverse professionals in the United States and employers seeking to hire diverse talent. Our subsidiary, National Association of Professional Women (NAPW), is one of the largest, most recognized networking organizations of professional women in the country, spanning more than 200 industries and professions. Through an online platform and our relationship recruitment affinity groups, we provide our employer clients a means to identify and acquire diverse talent and assist them with their efforts to comply with the Equal Employment Opportunity Office of Federal Contract Compliance Program. Our mission is to utilize the collective strength of our affiliate companies, members, partners and unique proprietary platform to be the standard in business diversity recruiting, networking and professional development for women, minorities, veterans, LGBT and disabled persons globally.

Forward-Looking Statements
This press release contains certain forward-looking statements based on our current expectations, forecasts and assumptions that involve risks and uncertainties. This release does not constitute an offer to sell or a solicitation of offers to buy any securities of any entity. Forward-looking statements in this release are based on information available to us as of the date hereof. Our actual results may differ materially from those stated or implied in such forward-looking statements, due to risks and uncertainties associated with our business, which include the risk factors disclosed in our Form 10-K filed on March 31, 2015, in the prospectus supplement related to the proposed offering and in our subsequent filings with the Securities and Exchange Commission. Forward-looking statements include statements regarding our expectations, beliefs, intentions or strategies regarding the future and can be identified by forward-looking words such as "anticipate," "believe," "could," "estimate," "expect," "intend," "may," "should," and "would" or similar words. We assume no obligation to update the information included in this press release, whether as a result of new information, future events or otherwise. The Form 10-K filed on March 31, 2015, the prospectus supplement related to the proposed offering, and accompanying prospectus and this press release are available on our website, www.prodivnet.com. Please click on "Investor Relations."

CONTACT: Professional Diversity Network, Inc.
 David Mecklenburger, CFO
 312-614-0944
 dmecklenburger@prodivnet.com